Exhibit 99.1

B&G Foods Announces Closing of Initial Public Offering of its
Class A Common Stock as a Separately Traded Security

Parsippany, N.J., May 29, 2007—B&G Foods, Inc., a manufacturer and distributor of high-quality, shelf-stable branded food products, today announced the closing of its initial public offering of 15,985,000 shares of its Class A common stock as a separately traded security, which includes 2,085,000 shares issued pursuant to the fully exercised underwriters’ option to purchase additional shares, at $13.00 per share.  The separately traded Class A common stock began trading on May 23, 2007 on the New York Stock Exchange under the trading symbol “BGS” and trades separately from B&G Foods’ Enhanced Income Securities, each of which represents one share of Class A common stock and $7.15 principal amount of 12% senior subordinated notes due 2016 and trade on the American Stock Exchange under the trading symbol “BGF.”

The proceeds of the offering, after deducting underwriting discounts and commissions, were $194.8 million.  In connection with the offering, B&G Foods repurchased 6,762,455 outstanding shares of its Class B common stock for $82.4 million, and the remaining 793,988 shares of its outstanding Class B common stock were exchanged for an equal number of shares of Class A common stock.  B&G Foods also repaid $100.0 million of its term loan borrowings under its senior secured credit facility.  B&G Foods will use the remaining net proceeds of the offering to pay fees and expenses related to the offering and for general corporate purposes.

Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. acted as joint book-running managers and RBC Capital Markets Corporation acted as co-manager of the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering is being made only by means of a prospectus and the related prospectus supplement included as part of effective shelf registration statements previously filed with the Securities and the Exchange Commission.

Interested persons may obtain copies of the prospectus and the related final prospectus supplement from Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010 or Lehman Brothers Inc., c/o Broadridge, 1155 Long Island Avenue, Edgewood, NY 11717, by e-mail at qiana.smith@broadridge.com or by fax at 631.254.7268.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution.  Based in

Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Sa-són Ac’cent, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222